                                                                   EXHIBIT 10.21

                          TRANSITION SERVICES AGREEMENT
                          -----------------------------

     THIS TRANSITION SERVICES AGREEMENT (the "Agreement") is made and entered into this 30th day of April, 2003 (the "Effective Date") by and between Community Choice Michigan, Inc., a Michigan corporation ("COMMUNITY"), and Molina Healthcare of Michigan, Inc., a Michigan corporation ("MOLINA HEALTHCARE").

                                    RECITALS
                                    --------

     A. COMMUNITY is licensed as a health maintenance organization in the State of Michigan;

     B. MOLINA HEALTHCARE is licensed as a health maintenance organization in the State of Michigan;

     C. COMMUNITY has agreed to provide, and MOLINA HEALTHCARE desires to purchase, certain short-term transition services to facilitate the orderly and expeditious transition of the COMMUNITY enrollees that are assigned to MOLINA HEALTHCARE by the Michigan Department of Community Health pursuant to the Coordination Agreement at Exhibit A.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties do hereby agree as follows:

     1. Transition Services. During the term hereof, COMMUNITY shall use its
        -------------------
best efforts to provide or provide as applicable to MOLINA HEALTHCARE the services listed and described in Exhibit A attached hereto and incorporated herein by this reference (collectively, the "Transition Services"). In addition to the services listed in Exhibit A, COMMUNITY shall use its best efforts to procure computer support services necessary to perform the Transition Services. COMMUNITY shall arrange necessary personnel to perform the Transition Services as COMMUNITY determines are reasonably necessary to render the Transition Services in accordance with the terms of this Agreement (collectively, the "Personnel") and COMMUNITY shall use its best efforts to provide MOLINA HEALTHCARE with access to the Personnel as necessary to provide the Transition Services. COMMUNITY shall exercise reasonable care and business judgment in procuring the necessary assistance in order to provide the Transition Services and shall ensure the performance of the Transition Services to the same standards of timeliness and quality as COMMUNITY would apply to the performance of similar services for COMMUNITY.

     2. Term. This Agreement shall commence on April 30, 2003 and shall continue
        ----
thereafter for ninety (90) days, unless or until terminated pursuant to Section 4 below.

     3. Consideration. MOLINA HEALTHCARE shall pay COMMUNITY an aggregate fee of
        -------------
$1,320,900.00 as consideration for the Transition Services set forth in Exhibit A to this Agreement and for the facilitation of the membership transfer. The fee shall be payable by MOLINA HEALTHCARE to COMMUNITY within five (5) business days after receipt of any necessary regulatory approval and the completion of services listed in Exhibit A. If MOLINA HEALTHCARE and COMMUNITY mutually agree to expand the scope of the Transition

Services, the parties shall agree upon the appropriate fair market value compensation for any such additional services. MOLINA HEALTHCARE shall not be responsible for payment, to COMMUNITY or any third party, of the cost of any medical/health care services provided to COMMUNITY enrollees authorized by COMMUNITY for dates of service on or before June 30, 2003 or received while enrolled in COMMUNITY.

     4. Termination. This Agreement shall terminate upon the occurrence of one
        -----------
of the following acts or events:

          4.1  the mutual written consent of the parties hereto;

          4.2 upon twenty (20) days advance written notice in the event a party hereto breaches a material agreement or covenant contained in this Agreement and such breach has not been waived by the nonbreaching party or cured to the reasonable satisfaction of the nonbreaching party within twenty (20) days of the date of the written notice of such a breach.

     5. Remedies for Breach. No provision of this agreement shall affect, be
        -------------------
construed as, or operate as a waiver of the right of the party aggrieved by any breach of this Agreement to be compensated for any injury or damage resulting therefrom which is incurred either before or after termination of this Agreement.

     6. Proprietary Material. All books, records, data, work product and other
        --------------------
documents relating to the businesses of each party and their respective affiliates (the "Owner") including, without limitation, all employee records, medical records, data, information, software, and manuals (collectively, the "Proprietary Material"), whether or not prepared by the Personnel or otherwise coming into the possession or control of the Personnel or of the other party as a result of or in connection with the performance of the Transition Services, shall be and remain the exclusive property of the Owner, and the other party shall not at any time, directly or indirectly, assert any interest or property rights therein. Such Proprietary Material shall not be used for any purpose other than in connection with the provision of Transition Services. Each party shall establish and maintain reasonable precautions against the destruction or loss of any such Proprietary Materials. Upon the expiration or termination of this Agreement, and without any further action, each party shall cause all such materials and all copies of the Proprietary Materials to be returned to the Owner thereof in such format, electronic or otherwise, as the Owner may reasonably request as soon as reasonably possible following the effective date of the expiration or termination.

     7. Confidentiality. Each party acknowledges that, in the course of this
        ---------------
business relationship, it may become aware of or come into possession of certain confidential or proprietary information of the other party including but not limited to the Proprietary Material. Each party agrees to maintain the confidentiality of such confidential and proprietary information and agrees not to disclose such confidential and proprietary information to third parties, make copies, or use the information for any purpose other than as necessary to perform its obligations under this Agreement, without the prior written permission of the Owner of the information. Each party agrees to return all copies of any such information when all services to be performed under this Agreement have been performed. Each party agrees that it will comply with applicable state and federal privacy law with respect to the handling of information pursuant to this Agreement. This section shall survive any termination or expiration of this Agreement.

     8. Intellectual Property. MOLINA HEALTHCARE acknowledges that nothing in
        ---------------------
this Agreement shall be deemed to constitute a transfer or assignment to MOLINA HEALTHCARE, or the license or right to use by MOLINA HEALTHCARE, of any (a) trademarks, service marks, trade names, logos, business and product names, slogans, and registrations and applications for registrations thereof; (b) works in which copyright may be claimed (including software), and registrations and applications for registrations thereof; (c) inventions, processes, designs, formulae, trade secrets, know-how, confidential technical information, product specifications and confidential business information (including all of the foregoing as they relate to software and hardware); (d) intellectual property rights similar to any of the foregoing; and (e) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) owned or licensed by COMMUNITY that may be used by COMMUNITY or the Personnel in the provision of the Transition Services hereunder ("Intellectual Property"). MOLINA HEALTHCARE further acknowledges and agrees that all books, records, data, work product, and other documents of COMMUNITY and its affiliates relating to the Intellectual Property including, without limitation, all software and manuals, coming into the possession or control of MOLINA HEALTHCARE and its affiliates and their employees or agents, as a result of or in connection with the performance of the Transition Services, shall be and remain the exclusive property of COMMUNITY, and MOLINA HEALTHCARE and its affiliates shall not at any time, directly or indirectly, assert any interest or property rights therein. The Intellectual Property (or any part of such) shall not be used by MOLINA HEALTHCARE or its affiliates for any purpose other than as provided in this Agreement in connection with the Transition Services. MOLINA HEALTHCARE shall establish and maintain reasonable precautions against infringement, destruction or loss of any such materials or the dissemination of any of such materials without the prior consent of COMMUNITY. Upon the expiration or termination of this Agreement, and without any further action by COMMUNITY, MOLINA HEALTHCARE shall cause all Intellectual Property and all copies thereof to be returned to COMMUNITY as soon as reasonably possible following the effective date of the expiration or termination in such format, electronic or otherwise, as COMMUNITY may reasonably request. In the event of the termination of a portion of the Transition Services, MOLINA HEALTHCARE shall return all such materials and all copies thereof related to the terminated Transition Services (if possible) to COMMUNITY as soon as reasonably possible following the effective date of the termination of such Transition Services in such format, electronic or otherwise, as the COMMUNITY may reasonably request. MOLINA HEALTHCARE acknowledges that a breach of any provision of this Section 7 by MOLINA HEALTHCARE or its affiliates would cause irreparable damage and substantial prejudice to COMMUNITY. Accordingly, notwithstanding any other provision hereof, MOLINA HEALTHCARE agrees that, in the event of any such breach, COMMUNITY shall have, in addition to its legal and any equitable remedies, the right to injunctive relief as permitted by law, without posting bond.

     9. Responsibility for Personnel. Through its Management Services
        ----------------------------
Agreement with Evercare, COMMUNITY shall use best efforts to cause the personnel to cooperate with MOLINA HEALTHCARE and its affiliates in performing the Transition Services. COMMUNITY, pursuant to its Management Services Agreement shall ensure payment by Evercare of any and all wages, salaries and benefits paid to the personnel and any and all premiums, contributions and taxes for workers' compensation insurance, unemployment compensation, disability insurance and all similar obligations or expenses relating to the personnel now or hereafter imposed by any federal, state or local governmental authority which are imposed with respect to or measured by wages, salaries or other compensation paid or to be paid by Evercare to the personnel pursuant to the Management Services Agreement.

     10. Indemnity. COMMUNITY shall indemnify, defend and hold harmless MOLINA
         ---------
HEALTHCARE and its affiliates from and against any and all actual damages, including reasonable attorney's fees and costs incurred by them that are proximately caused by any gross negligence or willful misconduct by COMMUNITY occurring within the course and scope of this Agreement; provided that COMMUNITY shall not be liable for any consequential damages. MOLINA HEALTHCARE shall indemnify, defend and hold harmless COMMUNITY and its affiliates from and against any and all actual damages, including reasonable attorney's fees and costs incurred by them that are proximately caused by any gross negligence or willful misconduct by MOLINA HEALTHCARE occurring within the course and scope of this Agreement; provided that MOLINA HEALTHCARE shall not be liable for any consequential damages.

     11. Arbitration. All claims and controversies arising out of or in
         -----------
connection with this Agreement shall be subject to binding arbitration by a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment on the reward rendered by the arbitrator may be entered in any court having jurisdiction hereof. The prevailing party in any arbitration proceeding hereunder as determined by the arbitrator shall be entitled to recover reasonable attorney's fees and costs. Nothing herein shall prohibit a party from seeking equitable relief in a court of law to maintain the status quo while an arbitration is pending hereunder. Any arbitration must be initiated within one year after the controversy or claim arose and was discovered or should have been discovered with reasonable diligence or such claim shall be deemed waived. The parties shall not be entitled to punitive damages. Any arbitration pursuant to this Agreement shall take place in Michigan. This agreement to arbitrate shall survive any expiration or termination of this Agreement.

     12. Approvals and Consents.
         ----------------------

          (a) As applicable, each party shall provide releases from providers --- authorizing COMMUNITY to share credentialing files with MOLINA
               HEALTHCARE.

          (b) Each party shall obtain approvals, authorizations, consents and --- other actions required to be obtained from, and make any filings and provide any notices required to be made with or given to, any person, judicial authority or governmental authority in connection with the transactions contemplated by this Agreement that shall be in full force and effect (without any term, condition or restriction reasonably unacceptable to either party), and any waiting period required by applicable law or any governmental authority shall have expired or been earlier terminated. The parties shall be furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of any such approvals, authorizations, consents and other actions, the making of any such filings and the giving of any such notices. Additionally, the transactions contemplated hereunder will comply with all applicable HIPAA regulations.

     13. Notices.  Any and all notices, requests, consents, demands and other
         -------
communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by registered or certified mail (return receipt requested), (ii) when delivered, if delivered personally, or (iii) on the second following business day, if sent by United States Express Mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice) with postage or delivery charges prepaid:

                  If to COMMUNITY:          Community Choice Michigan
                                            P.O. Box 279
                                            Lincoln, MI 48742
                                            Attn: Christine Baumgardner

                  With a copy to:           Butzel Long
                                            100 Bloomfield Parkway, Ste 200
                                            Bloomfield Hills, MI 48304
                                            Attention: Timothy M. Wittebort

                  If to MOLINA HEALTHCARE:

                                            Molina Healthcare of Michigan, Inc.
                                            100 W. Big Beaver, Ste. 600
                                            Troy, MI. 48084
                                            Attn: Roman T. Kulich

                  With a copy to:           Molina Healthcare, Inc.
                                            One Golden Shore Drive
                                            Long Beach, CA 90803
                                            Attention: John Molina

                                            Molina Healthcare, Inc.
                                            2277 Fair Oaks Boulevard, Suite 440
                                            Sacramento, CA 95825
                                            Attention: Mark L. Andrews

     14. No Third Party Beneficiaries.  Nothing herein expressed or implied is
         ----------------------------
intended to confer upon any person, other than the parties and their respective permitted assigns, any rights, obligations or liabilities under or by reason of this Agreement.

     15. Interpretation. No provision of this Agreement is to be interpreted for
         --------------
or against any party hereto because that party or that party's legal representatives drafted such provision. The headings that are used in this Agreement are for convenience only and shall not affect, in any manner, the meaning of interpretation of this Agreement.

     16. Severability. If any term, provision, condition or covenant of this
         ------------
Agreement or the application thereof to any party or circumstance shall be held to be invalid or unenforceable to any extent, then the remainder of this Agreement and the application of such term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     17. Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement, binding on both of the parties hereto.

     18. Successors and Assigns.  All of the terms and provisions of this
         ----------------------
Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Neither party may assign or delegate any rights or obligations set forth in this Agreement without the prior written consent of the other party; provided, that MOLINA HEALTHCARE shall have the right, subject to obtaining appropriate regulatory approvals, to assign its rights and delegate its obligations, without relieving itself of its obligations hereunder, to one or more affiliates.

     19. Entire Agreement.  This Agreement contains the entire understanding
         ----------------
between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior contemporaneous agreements, understandings, and statements, oral or written, between the parties concerning or affecting the subject matter hereof.

     20. Governing Law. This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Michigan.

     21. Independent Contractor.  The parties hereto understand and agree that
         ----------------------
this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party, or to bind any other party in any manner whatsoever. The parties expressly acknowledge (i) that COMMUNITY is an independent contractor with respect to MOLINA HEALTHCARE and its affiliates in all respects, including, without limitation, the provision of the Transition Services, and (ii) that the parties are not partners, joint venturers, employees or agents of or with each other.

     22. Remedies Cumulative.  The remedies of the parties hereto shall be
         -------------------
cumulative to the extent permitted by law, and may be exercised partially, concurrently or separately. The exercise of one remedy shall not be doomed to the exercise of any other remedy.

     23. Non-waiver. Except as provided in Section 10, no failure on the part of
         ----------
a party to exercise any remedy or right under this Agreement and no delay in the exercise of any such remedy or right shall operate as a waiver.

     24. Modifications, Amendments and Waivers.  This Agreement may be amended,
         -------------------------------------
modified, or supplemented only by written agreement of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MOLINA HEALTHCARE OF MICHIGAN, INC.        COMMUNTY CHOICE MICHIGAN, INC.


By: /s/  Roman T. Kulich                   By: /s/  Christine M. Baumgardner
   -------------------------------             --------------------------------

Title: President & CEO                     Title: President, Board of Directors
      ----------------------------               ------------------------------

                                    EXHIBIT A

                             Coordination Agreement
                                     Between
                         Community Choice Michigan, Inc.
                                       And
                       Molina Healthcare of Michigan, Inc.

This Agreement is entered into this 30th day of April, 2003 by and between Molina Healthcare of Michigan, Inc. (MOLINA) and Community Choice Michigan, Inc. (COMMUNITY).

     WHEREAS, MOLINA and COMMUNITY desire to minimize disruption of the existing patient/physician relationship for COMMUNITY assigned members upon COMMUNITY's withdrawal from the Medicaid program; and

     WHEREAS, with the support of the Medical Services Administration of the Michigan Department of Community Health and in order to minimize disruption of the patient/physician relationship, COMMUNITY and MOLINA desire to effect a transfer of COMMUNITY's Medicaid members to MOLINA; and

     WHEREAS, the Medical Services Administration office of the Michigan Department of Community Health has defined a set of responsibilities for the plan transferring the Medicaid members and a set of responsibilities for the plan accepting the Medicaid members; and

     WHEREAS, COMMUNITY has agreed to transfer the Medicaid members that are currently in the practices listed on Attachment A to MOLINA, subject to approval by the Medical Services Administration of the Michigan Department of Community Health and each Medicaid member's right of choice, effective July 1, 2003.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the adequacy, sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

COMMUNITY Responsibilities:
--------------------------

1. COMMUNITY shall notify all Medicaid members affected by this transition. Mailings to Medicaid members will occur by May 12 , 2003.

2. COMMUNITY shall notify physicians or their responsible organizations of this transition. This notification will occur by May 12 , 2003.

3. COMMUNITY shall provide as of June 27, 2003 to MOLINA a listing of open authorizations on Medicaid members to be transferred to MOLINA. This listing will be supplied based upon information from the Medical Service Administration identifying Medicaid members who have enrolled with MOLINA.

4. COMMUNITY will be financially responsible for an inpatient stay through the date of discharge for any Medicaid members that were admitted to an acute care setting prior to 12:00 a.m. on July 1, 2003. Upon discharge, MOLINA will assume financial responsibility for the Medicaid members.

5.   COMMUNITY shall provide the transition services listed on Attachment B.

6. COMMUNITY agrees that it will keep confidential all information disclosed by MOLINA to COMMUNITY and will use such information only for the purposes described in this Agreement. COMMUNITY will use at least the same degree of care in maintaining the confidentiality of MOLINA's information as COMMUNITY uses in maintaining the confidentiality of its own information.

MOLINA Responsibilities:
-----------------------

1. MOLINA will assume financial responsibility for the provision of COMMUNITY authorized services for each Medicaid member transferred to MOLINA from COMMUNITY, effective July 1, 2003, except for Medicaid members who remain inpatients as noted in COMMUNITY's Responsibilities, item number 4.

2. MOLINA will assure continuity of care for transferred Medicaid members by allowing patients to continue receiving previously arranged treatment until treatment is completed or the Medicaid member can be reasonably brought into the MOLINA network. MOLINA will be financially responsible for services authorized by COMMUNITY for all claims with dates of service from July 1, 2003, except as provided in COMMUNITY's Responsibilities, item number 4.

3. MOLINA will assure that all primary care physicians to which Medicaid members are assigned are credentialed and contracted by MOLINA. In the event that primary care physician credentialing/contracting is not final as of the date of this Agreement, MOLINA will make out of network assignments to ensure that the Medicaid member can continue to see his or her primary care physician. Primary care physicians must be credentialed and contracted by MOLINA no later than ninety (90) days after July 1, 2003. As applicable, each party shall provide releases from providers authorizing COMMUNITY to share credentialing files with MOLINA as provided in attachment B.

4. MOLINA will assume financial responsibility on July 1, 2003 for Medicaid members who are receiving treatment in a skilled nursing facility or rehabilitative facility.

5. MOLINA will submit a revised provider file to Michigan Enrolls to add former COMMUNITY providers for Medicaid members by May 13, 2003.

6. MOLINA agrees to abide by any administrative hearing decisions regarding Medicaid members transferred from COMMUNITY.

7. MOLINA will indemnify and hold harmless COMMUNITY and all of its agents, directors, officers, employees and contracted providers, against any and all expenses, losses, liabilities and damages (including, without limitation, attorney fees, judgements, fines, and amounts paid in settlement) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative that directly or indirectly arises out of alleged wrongful use or disclosure by MOLINA or its agents, directors, officers, employees, or contracted providers of information regarding Medicaid members released to MOLINA by COMMUNITY pursuant to this Agreement.

8. MOLINA agrees that it will keep confidential all information disclosed by COMMUNITY to MOLINA and will use such information only for the purposes described in this Agreement. MOLINA will use at least the same degree of care in maintaining the confidentiality of COMMUNITY's information as MOLINA uses in maintaining the confidentiality of its own information.

The parties acknowledge that the above-described transition is subject to approval by the State of Michigan.

Community Choice                            Molina Healthcare of Michigan, Inc.
Michigan, Inc.


By: /s/  Christine M. Baumgardner           By: /s/  Roman T. Kulich
   ------------------------------              --------------------------------

Chairperson Board of Directors              President & Chief Executive Officer


Date: 4/30/03                               Date:  4/30/03
     ----------------------------                ------------------------------

                                  Attachment B
                                  ------------
                      Molina Healthcare \ Community Choice
                      ------------------------------------
                               Transition Services

I    Membership Services:
     -------------------

     a. Detailed eligibility list with PCP assignment: Molina to supply format;

     b.   Coordinate notification to members regarding change;

     c.   List of outstanding member grievances and appeals.

II   Medical Management:
     ------------------

     a. List of outstanding prior authorizations and/or referrals that extend beyond the transition date;

     b. List of members receiving care on an inpatient basis on the transition date;

     c.   List of members identified as pregnant and/or receiving prenatal care;

     d.   List of members in case management;

     e. List of members in a Disease Management program (e.g. Asthma, diabetes, or State flagged as a Child with Special Healthcare Needs);

     f. List of newborns delivered in the two previous months prior to transition.

III  Pharmacy:
     --------

     a.   One month of pharmacy claims data in NCPDP format;

     b. List of outstanding prior authorizations (with weekly updates) that are approved beyond the transition date;

     c.   Copy of existing formulary and prior authorization requirements;

     d.   List of the top 50 high cost patients over the last quarter.

IV   Provider Network/Service Area:
     -----------------------------

     a.   Coordinate notification to providers regarding change;

     b.   List of zip codes for Medicaid;

     c.   List of outstanding provider grievances and appeals.

V    Information Services (based upon Molina's requested data elements):
     --------------------

     a. Data history including:

         i.   Member history (6 months)

        ii.   Claims/encounter history (6 months)

       iii. Provider (6 months) including capitation reports iv. UM history (6 months)

VI   Credentialing:
     -------------

     a.   Credentialing Files